                                                                   EXHIBIT 13(b)

--------------------------------------------------------------------------------


                            AUCTION AGENCY AGREEMENT


                                     between


                       VAN KAMPEN MERRITT MUNICIPAL TRUST


                                       and


                              BANKERS TRUST COMPANY


                          Dated as of December 10, 1991



                                   Relating to


                 Auction Preferred Shares, Series A, B, C and D


                                       of


                       VAN KAMPEN MERRITT MUNICIPAL TRUST


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                             PAGE
SECTION 1         DEFINITIONS AND RULES OF CONSTRUCTION..........................................................1

                  1.1      Terms Defined by Reference to
                             APS Provisions......................................................................1

                  1.2      Terms Defined Herein..................................................................1

                  1.3      Rules of Construction.................................................................3

SECTION 2         THE AUCTION....................................................................................3

                  2.1      Purpose; Incorporation by Reference of Auction
                             Procedures and Settlement Procedures................................................3

                  2.2      Preparation of Each Auction; Maintenance of
                             Registry of Beneficial Owners.......................................................4

                  2.3      Information Concerninq Rates..........................................................7

                  2.4      Auction Schedule......................................................................11

                  2.5      Designation of Special Dividend Period................................................12

                  2.6      Allocation of Taxable Income..........................................................14

                  2.7      Failure to Deposit....................................................................15

                  2.8      Broker-Dealers........................................................................17

                  2.9      Ownership of Shares of APS............................................................18

                  2.10     Access to and Maintenance of
                             Auction Records.....................................................................18

                  2.11     Dividend and Redemption Price Deposit.................................................19

SECTION 3         THE AUCTION AGENT AS DIVIDEND
                    AND REDEMPTION PRICE DISBURSING AGENT........................................................19

SECTION 4         THE AUCTION AGENT AS TRANSFER AGENT
                    AND REGISTRAR................................................................................20

                  4.1      Issue Of Share Certificates...........................................................20




                  4.2      Registration of Transfer of Shares....................................................20

                  4.3      Removal of Legend on Restricted Shares................................................20

                  4.4      Lost Share Certificates...............................................................20

                  4.5      Disposition of Cancelled
                             Certificates; Record Retention......................................................20

                  4.6      Share Transfer Books..................................................................21

                  4.7      Return of Funds.......................................................................21

SECTION 5         REPRESENTATIONS AND WARRANTIES OF THE FUND.....................................................21

SECTION 6         THE AUCTION AGENT..............................................................................23

                  6.1      Duties and Responsibilities...........................................................23

                  6.2      Rights of the Auction Agent...........................................................23

                  6.3      Auction Agent's Disclaimer............................................................24

                  6.4      Compensation, Expenses and
                             Indemnification.....................................................................24

SECTION 7         MISCELLANEOUS..................................................................................25

                  7.1      Term of Agreement.....................................................................25

                  7.2      Communications........................................................................25

                  7.3      Entire Agreement......................................................................26

                  7.4      Benefits..............................................................................27

                  7.5      Amendment; Waiver.....................................................................27

                  7.6      Successors and Assigns................................................................27

                  7.7      Limitation of Liability...............................................................27

                  7.8      Severability..........................................................................27

                  7.9      Execution in Counterparts.............................................................27

                  7.10     Governing Law.........................................................................28


                                    EXHIBITS

EXHIBIT A - Broker-Dealer Agreement
EXHIBIT B - Form of Master Purchaser's Letter
EXHIBIT C - Settlement Procedures
EXHIBIT D - Form of APS Provisions
EXHIBIT E - Form of Notice of Auction Dates
EXHIBIT F - Form of Notice of Proposed Change of Length of Rate
                Period
EXHIBIT G - Form of Notice of Change of Length of Rate Period EXHIBIT H - Form of Notice of Determination Not to Change Length of
                Rate Period
EXHIBIT I - Form of Notice of Cure of Failure to Deposit
EXHIBIT J - Form of Notice of Subsequent Cure of Failure to Deposit EXHIBIT K - Form of Notice of Capital Gain and Taxable Ordinary
                Income Dividend

                  AUCTION AGENCY AGREEMENT dated as of December 10, 1991 between VAN KAMPEN MERRITT MUNICIPAL TRUST, a Massachusetts business trust (the "Fund"), and Bankers Trust Company, a New York banking corporation (the "Auction
Agent").

                  WHEREAS, the Fund proposes to issue four series of preferred shares of beneficial interest, par value $.01 per share, liquidation preference $50,000 per share, designated Auction Preferred Shares (the "APS") pursuant to the APS Provisions (as hereinafter defined) and desires that the Auction Agent perform certain duties in connection with the APS upon the terms and subject to the conditions of this Agreement, and hereby appoints the Auction Agent to act in the capacities set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

1.       Definitions and Rules of Construction.


                  1.1 Terms Defined by Reference to APS Provisions. Capitalized terms not defined herein shall have the respective meanings specified in the APS Provisions.

                  1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                           (a) "Agent Member" of any Person shall mean the
member of, or participant in, the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

                           (b) "APS Provisions" shall mean the Certificate of
Vote of the Fund's Board of Trustees establishing the series of shares of APS pursuant to the Amended and Restated Declaration of Trust of the Fund and attached hereto as Exhibit D.

                           (c) "Auction" shall have the meaning specified in
Section 2.1 hereof.

                           (d) "Auction Procedures" shall mean the auction
procedures constituting Part II of the form of APS provisions.

                           (e) "Authorized Officer" shall mean each Senior Vice
President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Fund.

                           (f) "Broker-Dealer" shall mean any broker-dealer,
commercial bank or other entity permitted by law to perform the functions of a Broker-Dealer that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

                           (g) "Broker-Dealer Agreement" shall mean each
agreement among the Fund, the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                           (h) "Existing Holder," when used with respect to
shares of any series of APS, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of APS in the records of the Auction Agent.

                           (i) "Fund Officer" shall mean the Chairman of the
Board of Trustees of the Fund, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice to the Auction Agent.

                           (j) "Master Purchaser's Letter" shall mean a letter
addressed to the Fund, the Auction Agent, a Broker-Dealer and an Agent Member, substantially in the form attached hereto as Exhibit B.

                           (k) "Potential Holder," when used with respect to
shares of any series of APS, shall mean any Person, including any Existing Holder of shares of such series of APS, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be interested in acquiring shares of such series of APS (or, in the case of an Existing Holder of shares of such series of APS, additional shares of such series of APS).

                           (l) "Settlement Procedures" shall mean the Settlement
Procedures attached hereto as Exhibit C.

                           (m) "Underwriters" shall mean Goldman, Sachs & Co.,
Smith Barney, Harris Upham & Co., PaineWebber Incorporated, Prudential Securities Incorporated and any other person named as an underwriter of the APS in the Underwriting Agreement or any schedule thereto.

                           (n) "Underwriting Agreement" shall mean the
Underwriting Agreement dated December 5, 1991 among the Fund and the
Underwriters.

                  1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                           (a) Words importing the singular number shall include
the plural number and vice versa.

                           (b) The captions and headings herein are solely for
convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                           (c) The words "hereof", "herein", "hereto" and other
words of similar import refer to this Agreement as a whole.

                           (d) All references herein to a particular time of day
shall be to New York City time.

2.       The Auction.

                  2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures. (a) The APS Provisions provide that the Applicable Rate per annum for each series of APS for each Subsequent Dividend Period after the Initial Dividend Period with respect to each series of APS shall, except under certain conditions, be equal to the rate per annum that a bank or trust company appointed by the Fund advises has resulted on the Business Day preceding the first day of such Subsequent Dividend Period from implementation of the Auction Procedures for such series. Each periodic implementation of the Auction Procedures is hereinafter referred to as an "Auction." The Board of Trustees has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for each series of the APS. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this
Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for each series of APS for each Subsequent Dividend Period thereof for which the Applicable Rate is to be determined by an Auction.

                           (b) All of the provisions contained in the Auction
Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

                  2.2 Preparation of Each Auction; Maintenance of Registry of Beneficial Owners. (a) Not later than seven days prior to the first Auction Date for the first series of APS, the Fund shall provide the Auction Agent with a list of the Broker-Dealers and a manually signed copy of each Broker-Dealer Agreement for execution by the Auction Agent. Not later than seven days prior to any Auction Date for any series of APS for which any change in such list of Broker-Dealers is to be effective, the Fund will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Fund proposes to designate any Special Dividend Period of any series of APS pursuant to Section 4 of Part I of the APS Provisions, not later than 11:00 A.M., New York City time, on the Business Day next preceding the Auction next preceding the first day of such Special Dividend Period, the Fund shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to the Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent and the Fund shall have entered into a Broker-

Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                           (b) In the event that any Auction Date for any series
of APS shall be changed after the Auction Agent shall have given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                           (c)   (i)  The Auction Agent shall maintain
         a registry of the beneficial owners of the shares of each series of APS who shall constitute Existing Holders of shares of such series of APS for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing shares of such series of APS. The Auction Agent shall keep such registry current and accurate. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of each series of APS a list of the initial Existing Holders of the shares of each such series, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent shall advise the Fund in writing whenever the number of Existing Holders is 500 or more. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of shares of any series of APS, (A) such list, (B) the results of Auctions and (C) notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder as described in the first sentence of Section 2.2(c)(iii) hereof.

                                    (ii) In the event of any partial redemption
         of any series of APS, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request the Agent Member of each Existing Holder of shares of APS of such series to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares of APS of such series are to be redeemed) the number of shares of APS of such series, if any, of such Existing Holder which are subject to such redemption, provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it shall request such information. Upon any refusal of an Agent Member to release such information, the Auction Agent shall deliver to such Agent Member a facsimile copy of the Existing Holder's Master Purchaser's Letter, which authorizes and instructs such Agent Member to release such information to the Auction Agent. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the number of shares of APS of such series shown in the Auction Agent's registry.

                                    (iii) The Auction Agent shall be required to
         register a transfer of shares of APS of any series from an Existing Holder of such shares of APS to another Person only if such transfer is made to a Person that has delivered, or on whose behalf has been delivered, a signed Master Purchaser's Letter to the Auction Agent and if (A) such transfer is pursuant to an Auction or (B) the Auction
         Agent has been notified in writing (I) in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreements by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer or (II) in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreements by the Broker-Dealer of any Person that purchased or sold such APS in an Auction of the failure of such shares of APS to be transferred as a result of such Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                                    (iv) The Auction Agent is not required to
         accept the Master Purchaser's Letter of any Potential Holder who wishes to submit a Bid for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter unless such letter or amendment is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                           (d) The Auction Agent may request the Broker-Dealers,
as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of any series of APS. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such shares of APS to any Person other than the Fund and the Broker-Dealer that provided such information.

                  2.3 Information Concerninq Rates. (a) The Applicable Percentage on the date of this Agreement for APS is 110%. If there is any change in the credit rating of APS by either of the rating agencies (or substitute or successor rating agencies) referred to in the definition of "Applicable Percentage" resulting in any change in the Applicable Percentage for APS after the date of this Agreement, the Fund shall notify the Auction Agent in writing of such change in the Applicable Percentage prior to 12:00 Noon on the Business Day prior to the next Auction Date for any series of APS succeeding such change. If the Fund designates all or a portion of any dividend on shares of any series of APS to consist of net capital gains or other income taxable for federal income tax purposes, it will indicate, in its notice in the form of Exhibit K hereto to the Auction Agent pursuant to Section 2.6 hereof, the Applicable Percentage for such series to be in effect for the Auction Date on which the dividend rate for such dividend is to be fixed. In determining the Maximum Rate for any series of APS on any Auction

Date as set forth in Section 2.3(b)(i) hereof, the Auction Agent shall be entitled to rely on the last Applicable Percentage for APS of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage set forth in the first sentence of this paragraph (a)), except that if the Fund shall have notified the Auction Agent of an Applicable Percentage to be in effect for an Auction Date in accordance with the preceding sentence, the Applicable Percentage in effect for the next succeeding Auction Date of any series of APS shall be, unless the Fund notifies the Auction Agent of a change in the Applicable Percentage for such succeeding Auction Date pursuant to this
Section 2.3(a), the Applicable Percentage that was in effect on the first preceding Auction Date for APS with respect to which the dividend, the rate for which was fixed on such Auction Date, did not include any net capital gains or other income taxable for federal income tax purposes.

                           (b) (i) On each Auction Date for any series of APS, the Auction Agent shall deter-mine the Maximum Rate for such series. The Maximum Rate for any series of APS on any Auction Date shall be:

                                    (A) in the case of any Auction Date which is
                           not the Auction Date immediately prior to the first day of any proposed Special Dividend Period designated by the Fund pursuant to Section 4 of Part I of the APS Provisions, the product of (1) the "AA" Composite Commercial Paper Rate on such Auction Date for the next Rate Period of such series and (2) the Applicable Percentage on such Auction Date, unless such series has or had a Special Dividend Period (other than a Special Dividend Period of 28 Rate Period Days or less) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Dividend Period of such series after such Special Dividend Period, in which case the higher of:

                                             (1) the dividend rate on shares of
                                    such series for the then-ending Rate Period, and

                                             (2) the product of x) the higher of
                                    (I) the "AA" Composite Commercial Paper
                                    Rate on such Auction Date for the
                                    then-ending Rate Period of such series, if such Rate Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of four or more Dividend Periods and (II) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Dividend Period of such series, if such Special Dividend Period is less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Special Dividend Period, if such Special Dividend Period consists of four or more Dividend Periods, and (y) the Applicable Percentage on such Auction Date; or

                                    (B) in the case of any Auction Date which is
                           the Auction Date immediately prior to the first day of any proposed Special Dividend Period designated by the Fund pursuant to Section 4 of Part I of the APS Provisions, the product of (1) the highest of (x) the "AA" Composite Commercial Paper Rate on such Auction Date for the then-ending Rate Period of such series, if such Rate Period consists of four or more Dividend Periods, or the Treasury Rate on such Auction Date for such Rate Period, if such Rate Period consists of four or more Dividend Periods, (y) the "AA" Composite Commercial Paper Rate on such Auction Date for such Special Dividend Period of such series for which the Auction is being held, if such Special Dividend Period consists of less than four Dividend Periods, or the Treasury Rate on such Auction Date for such Special Dividend Period of such series for which the Auction is being held, if such Special Dividend Period consists of less than four Dividend Periods, and (z) the "AA" Composite

                           Commercial Paper Rate on such Auction Date for Minimum Dividend Periods and (2) the Applicable Percentage on such Auction Date.

         Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Rate so determined and the "AA" Composite Commercial Paper Rate(s) and Treasury Rate(s), as the case may be, used to make such determination.

                           (ii) From and after a Failure to Deposit by the Fund during any Rate Period of any series of APS, until such failure is cured and a late charge, if applicable, is paid, in accordance with subparagraph (c)(i) of Section 2 of Part I of the APS Provisions, on the first day of each Rate Period of such series the Auction Agent shall determine the Treasury Rate for such Rate Period with four or more Dividend Periods and the "AA" Composite Commercial Paper Rate for Minimum Dividend Periods and Rate Periods with less than four Dividend Periods. Not later than 9:30 A.M. on each such first day, the Auction Agent shall notify the Fund of the applicable "AA" Composite Commercial Paper Rate and Treasury Rate.

                           (iii) If any "AA" Composite Commercial Paper Rate or Treasury Rate, as the case may be, is not quoted on an interest basis, the Auction Agent shall convert the quoted rate to the interest equivalent thereof as set forth in the definition of such rate in the APS Provisions if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or discount basis the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Fund as to the method of such conversion.

                           (iv) If any "AA" Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

                           (v) If any Treasury Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

                  (c) The greater of the maximum marginal regular federal individual income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate (the "Highest Marginal Rate") on the date of this Agreement is 34%. If there is any change in the Highest Marginal Rate, the Fund shall notify the Auction Agent in writing of such change prior to 12:00 Noon on the Business Day prior to the next Auction Date for APS succeeding such change. In determining the Maximum Rate for any series of APS on any Auction Date, the Auction Agent shall be entitled to rely on the Highest Marginal Rate of which it has most recently received notice from the Fund (or, in the absence of such notice, the percentage set forth in the first sentence of this paragraph (c)).

         2.4 Auction Schedule. The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.


                       Time                                                    Event
                       ----                                                    -----
By 9:30 A.M.                                             Auction Agent advises the Fund and Broker-Dealers
                                                         of the applicable Maximum Rate and the "AA"
                                                         Composite Commercial Paper Rate(s) and Treasury
                                                         Rate(s), as the case may be, used in determining
                                                         such Maximum Rate as set forth in Section 2.3(b)(i)
                                                         hereof.

9:30 A.M. -- 1:30 P.M.                                   Auction Agent assembles information communicated
                                                         to it by Broker-Dealers as provided in Section
                                                         2(a) of the Auction Procedures.  Submission
                                                         Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.                               Auction Agent makes determinations pursuant to
                                                         Section 3(a) of the Auction Procedures.

By approximately 3:00 P.M.                               Auction Agent advises Fund of results of Auction
                                                         as provided in Section 3(b) of the Auction
                                                         Procedures.  Submitted Bids and Submitted Sell
                                                         Orders are accepted and rejected and shares of
                                                         APS allocated as provided in Section 4 of the
                                                         Auction Procedures.  Auction Agent gives notice
                                                         of Auction results as set forth in paragraph (a)
                                                         of the Settlement Procedures.


         2.5 Designation of Special Dividend Period. (a) The APS Provisions will provide that, subject to the Fund's option to designate a Special Dividend Period as referred to in paragraph (b) of this section 2.5, (i) each Rate Period of any series of APS will be a Minimum Dividend Period (a duration of 7 Rate Period Days, subject to certain exceptions with respect to APS Series A and Aps Series C and a duration of 28 Rate Period Days, subject to certain exceptions with respect to APS Series B and APS Series D) and (ii) each Rate Period following a Rate Period of any series of APS that is other than a Minimum Dividend Period will be a Minimum Dividend Period. Not less than 10 nor more than 20 days prior to the last day of any such Rate Period that is not a Minimum Dividend Period, (i) the Fund shall deliver to the Auction Agent a notice of the Auction Date of the next succeeding Auction for such series in the form of Exhibit E hereto and (ii) the Auction Agent shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Fund.

                  (b) Pursuant to the APS Provisions, the Fund may, at its option, designate a Special Dividend Period for any series of APS in the manner described in Section 4 of Part I of the APS Provisions.

                           (i) If the Fund proposes to designate any succeeding Subsequent Dividend Period of any series of APS as a Special Dividend Period, (A) the Fund shall deliver to the Auction Agent a notice of such proposed Special Dividend Period in the form of Exhibit F hereto not less than 20 nor more than 30 days prior to the first day of such proposed Special Dividend Period and (B) the Auction Agent on behalf of the Fund shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series of APS at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Fund.

                           (ii) If the Board of Trustees determines to designate such succeeding Subsequent Dividend Period as a Special Dividend

         Period, (A) the Fund shall deliver to the Auction Agent a notice of such determination in the form of Exhibit G hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Dividend Period and (B) the Auction Agent shall deliver such notice to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day.

                           (iii) If the Fund shall deliver to the Auction Agent a notice stating that the Fund has determined not to exercise its option to designate such succeeding Subsequent Dividend Period as a Special Dividend Period with respect to which it has delivered a notice in the form of Exhibit F hereto not later than 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Dividend Period, or shall fail to timely deliver either such notice or a notice in the form of Exhibit G hereto, the Auction Agent shall deliver a notice in the form of Exhibit H hereto to the Broker-Dealers for such series not later than 3:00 P.M. on such second Business Day.

Such change in the length of any Rate Period shall not occur if (a) on the Auction Date next preceding the first day of such Special Dividend Period Sufficient Clearing Bids shall not exist or (b) a Failure to Deposit shall have occurred prior to such change with respect to shares of such series of APS and shall not have been cured in accordance with the APS Provisions.

         2.6 Allocation of Taxable Income. The Fund may, at its option, designate all or a portion of any dividend on shares of any series of APS to consist of net capital gains or other income taxable for federal income tax purposes by delivering to the Auction Agent a notice in the form of Exhibit K hereto of such designation 15 days prior to the Auction Date on which the Applicable rate for such dividend is to be fixed. The Auction Agent will deliver such notice to the Broker-Dealers for such series on the Business Day following its receipt of such notice from the Fund. Within two Business Days after any Auction Date involving the allocation of income taxable for federal income tax purposes, the Auction Agent shall notify each Broker-Dealer for the related series as to the dollar amount per share of such taxable income and income exempt from federal income taxation included in the related dividend.

         2.7 Failure to Deposit. (a) If:


                           (i) any Failure to Deposit shall have occurred with respect to shares of any series of APS during any Rate Period thereof (other than any Special Dividend Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Dividend Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred that has not been cured); and

                           (ii) prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with the next succeeding sentence and the Fund shall have paid to the Auction Agent a late charge equal to the sum of (A) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period on the shares of such series, an amount computed by multiplying
         (1) 200% of the "AA" Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (2) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of such series of APS and (B) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Optional Redemption Price or Mandatory Redemption Price, as the case may be, of the shares of such series of APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of
         Part I of the APS Provisions, an amount computed by multiplying (x) 200% of the "AA" Composite Commercial Paper Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by
         (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit was not cured in accordance with the next succeeding sentence (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit was cured) and the denominator of which shall be 365, and applying the rate obtained against the aggregate liquidation preference of the outstanding shares of such series of APS to be redeemed, then the Auction Agent shall deliver a notice in the form of Exhibit I hereto by first-class mail, postage prepaid, to the Broker-Dealers for such series not later than one Business Day after its receipt of the payment from the Fund curing such Failure to Deposit and such late charge. A Failure to Deposit with respect to any series of APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Rate Period thereof if, not later than 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on the shares of such series of APS and (B) without duplication, the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for the shares of such series of APS, if any, for which Notice of Redemption has been given by the Fund pursuant to paragraph (b) of Section 3 of Part I of the APS Provisions.

                           (b) If:

                                    (i) any Failure to Deposit shall have
                  occurred with respect to shares of any series of APS during a Rate Period thereof (other than any Special Dividend Period consisting of four or more Dividend Periods or any Rate Period succeeding any Special Dividend Period consisting of four or more Dividend periods during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured within the meaning of the last sentence of Section 2.7(a) hereof and the Fund shall not have paid to the Auction Agent the late charge described in such Section 2.7(a), but such Failure to Deposit shall subsequently be so cured; or

                                    (ii) any Failure to Deposit shall have
                  occurred with respect to shares of any series of APS during a Special Dividend Period consisting of four or more Dividend Periods, or during any Rate Period succeeding any Special Dividend Period consisting of four or more Dividend Periods during which a Failure to Deposit occurred, and such Failure to Deposit shall subsequently have been cured within the meaning of the last sentence of Section 2.7(a) hereof, then the Auction Agent shall deliver a notice in the form of Exhibit J hereto to the Broker-Dealers for such series not later than one Business Day after the receipt of the payment from the Fund during such Failure to Deposit. Notwithstanding the foregoing, the Auction Agent shall conduct an Auction on an Auction Date which occurs simultaneously with the date of commencement of a Failure to Deposit.

         2.8 Broker-Dealers. (a) Not later than 12:00 Noon on each Auction Date for any series of APS, the Fund shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to Section 2.8 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement.

                  (b) The Fund shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

                  (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund, provided that at least one Broker-Dealer Agreement would be in effect for each series of APS after such termination.

                  (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.8(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Fund shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Fund shall request, which schedules, among other things, shall set forth the series of APS to which such Broker-Dealer Agreement relates.

         2.9 Ownership of Shares of APS. The Fund shall notify the Auction Agent if the Fund or any affiliate of the Fund acquires any shares of APS of any series. Neither the Fund nor any affiliate of the Fund shall submit any Order in any Auction for APS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Fund may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.9, a Broker-Dealer shall not be deemed to be an affiliate of the Fund solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a trustee of the Fund. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.9.

         2.10 Access to and Maintenance of Auction Records. The Auction Agent shall, upon the receipt of prior written notice from the Fund, afford to the Fund access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

         2.11 Dividend and Redemption Price Deposit. The Fund shall pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series (B) on the Business Day next preceding any redemption date in funds available on such redemption date for such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after notice of redemption is given as set forth in the Certificate of Vote.

3. The Auction Agent as Dividend and
      Redemption Price Disbursing Agent.


         The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of shares of APS of any series (i) on each Dividend Payment Date for such series, dividends on the shares of APS of such series,
(ii) on any date fixed for redemption of shares of APS of any series, the Redemption Price of any shares of such series called for redemption and (iii) any late charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Fund with which to pay such dividends, Redemption Price or late charge. The amount of dividends for any Rate Period for any series of APS to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Fund as set forth in Section 2 of Part I of the APS Provisions with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Fund as set forth in Section 3 of Part I of the APS Provisions with respect to such series. The Fund shall notify the Auction Agent in writing of a decision to redeem shares of any series of APS at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (b) of Section 3 of Part I of the APS Provisions. Such notice by the Fund to the Auction Agent shall contain the information required by paragraph (b) of Section 3 of Part I of the APS Provisions to be stated in the notice of redemption required to be mailed by the Fund to such Holders.

4. The Auction Agent as Transfer Agent and Registrar.

         4.1 Issue of Share Certificates. Upon the Date of Original Issue of each series of APS, one certificate representing all of the shares of such series issued on such date shall be issued by the Fund and, at the request of the Fund, registered in the name of Cede & Co. and Countersigned by the Auction Agent.

         4.2 Registration of Transfer of Shares. Shares of each series of APS shall be registered solely in the name of the Securities Depository or its nominee.

         4.3 Removal of Legend on Restricted Shares. All requests for removal of legends on shares of any series of APS indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Fund Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

         4.4 Lost Share Certificates. The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Auction Agent, subject at all times to provisions of law, the By-Laws of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Fund.

         4.5 Disposition of Cancelled Certificates; Record Retention. The Auction Agent shall retain all share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. Upon the expiration of this two-year period, the Auction Agent shall deliver to the Fund the cancelled certificates and accompanying documentation. The Fund also shall undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. There-after such records shall not be destroyed by the Fund without the concurrence of the Auction Agent.

         4.6 Share Transfer Books. For so long as the Auction Agent, Bankers Trust Company is acting as the transfer agent for any series of APS pursuant to this Agreement, it shall maintain a share transfer book containing a list of the Holders of the shares of each series of APS, the number of shares of each series held by such Holders and the address of each Holder. The Auction Agent shall record in such share transfer books any change of address of a Holder upon notice by such Holder. In case of any request or demand for the inspection of the share transfer books of the Fund or any other books in the possession of the Auction Agent, the Auction Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the share transfer books or other books to any Person in case it is advised by its counsel that its failure to do so would be unlawful.

         4.7 Return of Funds. Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including but not limited to redemption of shares of APS of any series, that remain unpaid after ninety days shall be repaid to the Fund upon the written request of the Fund, together with interest, if any, earned thereon.

5. Representations and Warranties of the Fund.

         The Fund represents and warrants to the Auction Agent that:

                  (a) the Fund has been duly organized and is subsisting as a voluntary association with transferable shares (commonly referred to as a business trust) under the laws of The Commonwealth of Massachusetts and has all necessary power and authority to execute and deliver this Agreement and to authorize, create and issue the shares of each series of APS;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Auction Agent, constitutes the legal, valid and binding obligation of the Fund subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws, whether statutory or decisional, relating to or affecting creditors' rights and to general equitable principles (regardless of whether enforcement is sought in equity or at law);

                  (c) the form of the certificate evidencing the shares of APS complies with all applicable laws of The Commonwealth of Massachusetts;

                  (d) the shares of APS, when issued, delivered and paid for on the Date of Original Issue as contemplated by the Underwriting Agreement, will have been duly authorized, validly issued, fully paid and nonassessable, except as provided under Massachusetts law:

                  (e) assuming the Underwriters comply with their obligations under the Underwriting Agreement and that the purchasers of the APS comply with their obligations in the Master Purchaser's Letter, no consent, authorization or order of, or filing or registration with, any court, governmental agency or official (except such as have been obtained and such as may be required under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or under the blue sky or state securities laws) is required in connection with the execution and delivery of this Agreement or the issuance of the shares of the APS; and

                  (f) the issuance and sale of the APS, the execution, delivery and performance of this Agreement, compliance by the Fund with all provisions hereof, and the consummation of the transactions contemplated hereby or by the Underwriting Agreement or the Broker-Dealer Agreements, will not conflict with, constitute a breach of any of the terms or provisions of, or a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Fund pursuant to the terms of any agreement, indenture or instrument to which the Fund is a party or by which the Fund is bound, or result in a violation of the Declaration of Trust, APB Provisions or By-Laws of the Fund or of any order, rule or regulation of any court or governmental agency having jurisdiction over the Fund or its property which conflict, breach, default, lien or violation, individually or in the aggregate, would have a material adverse effect on the business, financial position or results of operations of the Fund.

6. The Auction Agent.

         6.1 Duties and Responsibilities. (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other
Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Broker-Dealer Agreements, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement except that the Auction Agent shall be liable for any error of judgment made in good faith if the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts.

                  (d) Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including the payment of dividends or the redemption of shares of APS of any series, that remain with the Auction Agent after 90 days shall be repaid to the Fund upon the written request of the Fund, together with interest, if any, earned thereon.

         6.2 Rights of the Auction Agent. (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Fund or by any Broker-Dealer.

The Auction Agent may record telephone communications with the Fund or with any Broker-Dealer.

                  (b) The Auction Agent may consult with counsel reasonably acceptable to the Fund and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or other-wise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct on the part of any agent or attorney appointed by it with due care hereunder except as set forth above in Section 6.1(c).

         6.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement (except as to the Auction Agent's duties hereunder and as to the due authorization, execution and delivery of this Agreement), the Broker-Dealer Agreements (except as to the Auction Agent's duties thereunder) or the shares of any series of APS.

         6.4 Compensation, Expenses and Indemnification. (a) The Fund shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and the Broker-Dealer Agreements in such amounts as may be agreed to by the Fund and the Auction Agent from time to time.

                  (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its gross negligence or bad faith.

                  (c) The Fund shall indemnify the Auction Agent for and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of its duties hereunder and thereunder for which indemnification is provided by this subsection.

7. Miscellaneous.

         7.1 Term of Agreement. (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement any time by so notifying the Auction Agent in writing, provided that the Fund has entered into an agreement in substantially the form of this Agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon written notice to the Fund, such termination to be effective on the earlier of (i) the date specified in such notice which shall not be earlier than 90 days after the giving of such notice or (ii) the date on which a successor trust company is appointed by the Fund pursuant to an agreement containing substantially the same terms and conditions as this Agreement.

                  (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's obligations under Section 6.4 hereof and its representations and warranties contained in
Section 5 hereof and the Auction Agent's obligations and liabilities under Sections 2.10 and 4.5 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall, at the Fund's request, promptly deliver to the Fund copies of all books and records maintained by it in connection with its duties hereunder.

         7.2 Communications. Except for (a) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (b) communications in connection with Auctions (other than those expressly required to be in writing) and unless otherwise specified by the terms of this Agreement all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writ- ing) given to such person at its address or telecopy number set forth below:

If to the Company,                         Van Kampen Merritt
addressed:                                   Municipal Trust
                                           One Parkview Plaza
                                           Oakbrook Terrace, Illinois 60181

                                           Attention: Treasurer

                                           Telephone No.:   (708) 684-6000

                                           With a copy sent to:

                                           Dennis McDonnell
                                           One Parkview Plaza
                                           Oakbrook Terrace, Illinois 60181

                                           Telephone No.:   (708) 684-6330
                                           Telecopier No.:  (708) 684-5967

If to the Auction                          Bankers Trust Company
Agent, addressed:                          Corporate Trust and Agency Group
                                           Four Albany Street
                                           New York, New York 10006

                                           Attention:  Auction Rate Securities

                                           Telecopier No.:  (212) 250-6215
                                           Telephone No.:   (212) 250-6850

or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer. Communications shall be effective when received at the proper address.

         7.3 Entire Agreement. This Agreement contains the entire agreement among the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

         7.4 Benefits. Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5 Amendment; Waiver. (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Fund shall notify the Auction Agent and each Broker-Dealer of any change in the Fund's Declaration of Trust, as amended and restated as of the date hereof, prior to the effective date of any such change.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

         7.6 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors of each of the Fund and the Auction Agent.

         7.7 Limitation of Liability. Pursuant to the provisions of Article V,
Section 5.5 of the Fund's Declaration of Trust, as amended or restated as of the date hereof, this Agreement is entered into by the trustees of the Fund not individually, but as trustees under such Declaration of Trust and the obligations of the Fund hereunder are not binding upon any such trustees or shareholders of the Fund, individually, but bind only the trust estate.

         7.8 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Auction Agency Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                         VAN KAMPEN MERRITT
                                           MUNICIPAL TRUST


                                         By /s/ Dennis J. McDonnell
                                           ------------------------
                                           Name:   Dennis J. McDonnell
                                           Title:  President


                                         BANKERS TRUST COMPANY


                                         By /s/ Anne Hartnett
                                           ---------------------------------
                                            Name:   Anne Hartnett
                                            Title:  Assistant Treasurer

                                                                       EXHIBIT A







                                     FORM OF
                             BROKER-DEALER AGREEMENT

                                                                       EXHIBIT B







                                     FORM OF
                            MASTER PURCHASER'S LETTER

                                                                       EXHIBIT C







                              SETTLEMENT PROCEDURES

                                                                       EXHIBIT D







                             FORM OF APS PROVISIONS

                                                                       EXHIBIT E







                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                           NOTICE OF AUCTION DATE FOR

                            AUCTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for the APS Series __ of VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") is scheduled to be __ and the next Dividend Payment Date for the Fund's APS Series __ will be __.

                  [A Failure to Deposit in respect of the APS Series __ currently exists. If such Failure to Deposit is not cured prior to 12:00 Noon on the fourth Business Day prior to the next scheduled Auction Date of the APS Series __ as defined, the next Auction will not be held. Notice of the next Auction for the APS Series ___ will be delivered when such Failure to Deposit is cured.(1)


                                                     VAN KAMPEN MERRITT
                                                       MUNICIPAL TRUST



--------
(1)      Include this language if a Failure to Deposit exists.

                                                                       EXHIBIT F







                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                          NOTICE OF PROPOSED CHANGE OF

                            LENGTH OF RATE PERIOD OF

                             ACTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") may exercise its option to designate the Rate Period of its APS Series ___ commencing [the first day of the proposed Special Dividend Period] as a Special Dividend Period.

                  By 11:00 A.M. on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Fund will notify Bankers Trust Company of either (a) its determination to exercise such option, designating the length of such Special Dividend Period and the terms of the Specific Redemption Provisions, if any, for such series or (b) its determination not to exercise such option.


                                                     VAN KAMPEN MERRITT
                                                       MUNICIPAL TRUST



Dated:
      ---------------------

                                                                       EXHIBIT G


                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                  NOTICE OF CHANGE OF LENGTH OF RATE PERIOD OF

                            AUCTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") has determined to designate the Rate Period of its APS Series __ commencing on [the first day of the Special Dividend Period] as a Special Dividend Period.

                  The Special Dividend Period will be __ [days] [year[s]].

                  The Auction Date for the Special Dividend Period is (the Business Day next preceding the first day of such Special Dividend Period).

                  [Specific Redemption Provisions, if applicable.]

                  As a result of the Special Dividend Period designation, the amount of dividends payable on APS Series __ during the Special Dividend Period will be based on a 360-day year.

                  The Special Dividend Period shall not commence if (a) on such Auction Date Sufficient Clearing Bids shall not exist or (b) if a Failure to Deposit shall have occurred prior to the first day thereof with respect to shares of such series of APS.

                  The scheduled Dividend Payment Dates for such series of APS during such Special Dividend Period will be ___________________________.

                                                     VAN KAMPEN MERRITT
                                                       MUNICIPAL TRUST


Dated:
      ---------------------

                                                                       EXHIBIT H







                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                      NOTICE OF DETERMINATION NOT TO CHANGE

                            LENGTH OF RATE PERIOD OF

                            AUCTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") has determined not to exercise its option to designate a Special Dividend Period of its APS Series __ and the next succeeding Dividend Period of such series will be a Minimum Rate Period of __ days.


                               VAN KAMPEN MERRITT
                                 MUNICIPAL TRUST


Dated:
      ---------------------

                                                                       EXHIBIT I







                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                                NOTICE OF CURE OF

                              FAILURE TO DEPOSIT ON

                            AUCTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") has cured its Failure to Deposit with respect to its APS Series __. The dividend rate on the shares of APS Series __ for the current Dividend
Period is __% per annum, the Dividend Payment Date for the current Dividend Period is scheduled to be __ and the next Auction Date is scheduled to be
__________________.

                               VAN KAMPEN MERRITT
                                 MUNICIPAL TRUST


Dated:
      ---------------------

                                                                       EXHIBIT J


                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                          NOTICE OF SUBSEQUENT CURE OF

                              FAILURE TO DEPOSIT ON

                            AUCTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") has cured its Failure to Deposit with respect to its APS Series __. The next Auction Date for the APS Series __ is scheduled to be on _____________.

                               VAN KAMPEN MERRITT
                                 MUNICIPAL TRUST


Dated:
      ---------------------

                                                                       EXHIBIT K


                       VAN KAMPEN MERRITT MUNICIPAL TRUST

                                    NOTICE OF

                [CAPITAL GAINS] [AND] [TAXABLE ORDINARY INCOME](1)

                                  DIVIDEND FOR

                            AUCTION PREFERRED SHARES

                                     ("APS")


                  NOTICE IS HEREBY GIVEN that the amount of the dividend payable on ______________ for the APS Series __ of VAN KAMPEN MERRITT MUNICIPAL TRUST (the "Fund") will be determined by the Auction to be held on . Up to [$__A__](2) [$__B__](3) per share of the dividend payable on such date as determined by such Auction will consist of [capital gains](2) [ordinary income taxable for federal income tax purposes].(3) If the dividend amount payable on such date as determined by such Auction is less than [$__A__]2 [$__B__](3) per share, the entire amount of the dividend will consist of [capital gains](2)

------------------

(1) Include language with respect to capital gains, taxable ordinary income or both, depending on the character of the designation to be made with respect to the dividend(s).

(2) Include bracketed material if a portion of the dividend will be designated capital gains.

(3) Include bracketed material if a portion of the dividend will be designated ordinary income taxable for Federal income tax purposes and no portion of the dividend will be designated capital gains.

[ordinary income taxable for federal income tax purposes](3). [To the extent such dividend amount exceeds [$__A__] per share, any excess up to [$__B__] per share will consist of ordinary income taxable for Federal income tax purposes].(4) Accordingly, the aforementioned composition of the dividend payable on ___________________________ should be considered in determining Orders to be submitted with respect to the Auction to be held on _____________________ . The Applicable Percentage in effect for such Auction will be __%.



                               VAN KAMPEN MERRITT
                                 MUNICIPAL TRUST



-----------------

(4) Include bracketed material if a portion of the dividend will be designated capital gains and a portion will be designated ordinary income taxable for Federal income tax purposes.

         A   =    the maximum amount of capital gains allocated to such series of APS to be included in such dividend, divided by the number of shares of APS.

         B   =    the maximum amount of ordinary income taxable for Federal
                  income tax purposes allocated to such series of APS to be included in such dividend, divided by the number of shares in such series.


                                       2